Exhibit 32.1

Certification of

Chief Executive Officer

of Mannatech, Incorporated

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2007 of Mannatech, Incorporated (the “Issuer”).

I, Terry L. Persinger, the Chief Executive Officer, President, and Principal Executive Officer of the Issuer, certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 9, 2007

/s/ Terry L. Persinger
Terry L. Persinger Chief Executive Officer, President, and Principal Executive Officer

Subscribed and sworn to before me

This 9th day of November, 2007

/s/ Coleen M. Gama
Name: Coleen M. Gama
Title: Notary Public, State of Texas

My commission expires September 19, 2011

(A signed original of this written statement required by Section 906 has been provided to Mannatech, Incorporated and will be furnished to the Securities and Exchange Commission or its staff upon request.)